UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 3, 2025
Spruce Power Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 S Colorado Blvd, Suite 2-825, Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)
(866) 777-8235
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2025, Thomas J. Cimino, who has served as Interim Chief Financial Officer of Spruce Power Holding Corporation (the "Company") through an arrangement with Element 78 Partners, LLC since June 5, 2025, signed an Offer Letter (the “Offer Letter”) to reflect the Company’s hiring of Mr. Cimino as a full time employee and his appointment as Chief Financial Officer effective December 1, 2025.

Mr. Cimino, age 57, has served as Interim Chief Financial Officer of the Company since June 2025. From April 2024 to June 2025, Mr. Cimino was self-employed as an independent consultant and provided interim chief financial officer and strategic advisory services across a variety of sectors, including industrial services, infrastructure, manufacturing and energy transition. From January 2021 to January 2024, Mr. Cimino served as Chief Financial Officer – Executive Vice President Finance and Administration of EnfraGen LLC, an international owner, operator and developer of grid stability and value-added renewable power and infrastructure business across Latin America. From September 2016 to June 2020, Mr. Cimino served as Chief Financial Officer of Vantage Drilling International, an international offshore drilling company that owns and operates drill ships and offshore drilling equipment.

There are no arrangements or understandings between Mr. Cimino and any other persons pursuant to which he was appointed as Chief Financial Officer of the Company. Further, there are no family relationships between Mr. Cimino and any of the Company’s other directors or executive officers, and Mr. Cimino is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Offer Letter provides for a minimum base salary of $350,000 per year, an annual short-term incentive bonus target of 75% of annual salary, a sign-on grant of restricted stock units for 60,000 shares and a long-term incentive grant in 2026 of restricted stock units with a value of $311,250. The Offer Letter also provides for change in control severance benefits of 1.5x Mr. Cimino’s base salary, with 50% severance protection through May 31, 2026, and accelerated vesting of the 60,000 share restricted stock unit grant. As of June 1, 2026, Mr. Cimino’s severance will follow the Company’s Executive Severance Plan. The parties plan to eventually replace the Offer Letter with an Executive Employment Agreement with Mr. Cimino.

The description of the Offer Letter set forth herein is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On December 8, 2025, the Company issued a press release relating to Mr. Cimino’s appointment as Chief Financial Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information in this Item 7.01, including the press release, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated effective December 1, 2025, between Thomas Cimino and Spruce Power Holding Corporation
99.1	Press Release dated December 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRUCE POWER HOLDING CORPORATION

Date: December 9, 2025	By:	/s/ Jonathan M. Norling
	Name:	Jonathan M. Norling
	Title:	Chief Legal Officer
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